Number: 70974

Certificate

of

Change of Name

Company Act

     Canada

Province of British Columbia

I Hereby Certify that

CONSOLIDATED SHASTA RESOURCES INC.

has this day changed its name to

LIMA GOLD CORPORATION

Issued under my hand at Victoria, British Columbia

                                                                     on November 23, 1994

JOHN S. POWELL

Registrar of Companies